January 26, 2022	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER
OF FISCAL 2022 RESULTS

•Domestic Private Client Group net new asset(1) growth of 11% over the prior 12 months and 14% annualized for the fiscal first quarter
•Record quarterly net revenues of $2.78 billion, up 25% over the prior year’s fiscal first quarter and 3% over the preceding quarter
•Record quarterly net income of $446 million, or $2.10 per diluted share, and quarterly adjusted net income of $451 million(2), or $2.12 per diluted share(2)
•Records for client assets under administration of $1.26 trillion, financial assets under management of $203.2 billion, clients’ domestic cash sweep balances of $73.5 billion, and net loans at Raymond James Bank of $26.1 billion
•Record quarterly investment banking revenues of $425 million, driven by record merger & acquisition and advisory (M&A) and record equity underwriting results
•Annualized return on equity for the quarter of 21.2% and annualized adjusted return on tangible common equity for the quarter of 23.7%(2)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.78 billion and net income of $446 million, or $2.10 per diluted share, for the fiscal first quarter ended December 31, 2021. Excluding $6 million of acquisition-related expenses, quarterly adjusted net income was $451 million(2), or $2.12 per diluted share(2).

“Fiscal 2022 started off strong with record results this quarter, including net income growth of 43% over the fiscal first quarter of 2021, driven by record asset management and related administrative fees and record investment banking revenues,” said Chairman and CEO Paul Reilly. “Furthermore, we are well positioned entering the fiscal second quarter, with record client assets under administration of $1.26 trillion, record financial assets under management of $203.2 billion, record net loans at Raymond James Bank of $26.1 billion, and strong activity levels for both financial advisor recruiting and investment banking. We also ended the quarter with record clients’ domestic cash sweep balances which should bode well with the anticipated rise in short-term interest rates.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•Record quarterly net revenues of $1.84 billion, up 25% over the prior year’s fiscal first quarter and 2% over the preceding quarter
•Quarterly pre-tax income of $195 million, up 39% over the prior year’s fiscal first quarter and down 12% compared to the preceding quarter
•Record Private Client Group assets under administration of $1.20 trillion, up 23% over December 2020 and 8% over September 2021
•Record Private Client Group assets in fee-based accounts of $677.8 billion, up 27% over December 2020 and 8% over September 2021
•Private Client Group financial advisors of 8,464, a net increase of 231 over December 2020 and a net decrease of 18 compared to September 2021
•Record clients’ domestic cash sweep balances of $73.5 billion, up 19% over December 2020 and 10% over September 2021

Record quarterly revenues grew 25% over the prior-year period and 2% over the preceding quarter, predominantly driven by higher asset management and related administrative fees, reflecting record assets in fee-based accounts. While financial advisor retention and recruiting remain strong across all of our affiliation options, the total number of Private Client Group financial advisors declined modestly compared to September 2021, largely due to elevated retirements typical at calendar year-end.

“Our consistent success retaining and recruiting financial advisors across all of our affiliation options is a testament to our client-focused culture and award-winning technology platform,” said Reilly. “On January 21, we closed the acquisition of U.K.-based Charles Stanley Group. Adding approximately $36 billion in client assets, together, Raymond James Investment Services and Charles Stanley serve clients in the U.K. with approximately $57 billion in client assets. We are pleased to welcome Charles Stanley to the Raymond James family.”

Capital Markets

•Record quarterly net revenues of $614 million, up 36% over the prior year’s fiscal first quarter and 11% over the preceding quarter
•Record quarterly pre-tax income of $201 million, up 56% over the prior year’s fiscal first quarter and 10% over the preceding quarter
•Record quarterly investment banking revenues of $412 million, up 62% over the prior year’s fiscal first quarter and 18% over the preceding quarter
•Record M&A revenues of $271 million, up 82% over the prior year’s fiscal first quarter and 26% over the preceding quarter

Record investment banking revenues were driven by record M&A and record equity underwriting revenues. Fixed income brokerage revenues remained solid during the quarter.

“The Capital Markets segment generated another quarter of record results driven by record M&A and record equity underwriting revenues,” said Reilly. “Investment banking pipelines remain strong and conditions are conducive for continued strength in fixed income brokerage activity.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Quarterly net revenues of $236 million, up 21% over the prior year’s fiscal first quarter and down 1% compared to the preceding quarter
•Quarterly pre-tax income of $107 million, up 29% over the prior year’s fiscal first quarter and down 6% compared to the preceding quarter
•Record financial assets under management of $203.2 billion, up 20% over December 2020 and 6% over September 2021

The growth of revenues and pre-tax income over the prior year’s fiscal first quarter was primarily attributable to higher financial assets under management, driven by equity market appreciation and net inflows into fee-based accounts in the Private Client Group.

Raymond James Bank

•Quarterly net revenues of $183 million, up 10% over the prior year’s fiscal first quarter and 4% over the preceding quarter
•Quarterly pre-tax income of $102 million, up 44% over the prior year’s fiscal first quarter and 26% over the preceding quarter
•Record net loans of $26.1 billion, up 19% over December 2020 and 5% over September 2021
•Net interest margin (NIM) of 1.92% for the quarter, down 10 basis points compared to the prior year’s fiscal first quarter and flat compared to the preceding quarter

Net revenue growth was largely due to higher asset balances. Net loans grew 19% year-over-year and 5% sequentially, driven by higher securities-based loans to Private Client Group clients and growth in corporate loans. Pre-tax income growth was due to the aforementioned revenue growth and a bank loan loss release in the current quarter compared to the provision for credit losses in the comparative periods. The bank loan allowance for credit losses as a percent of loans held for investment ended the quarter at 1.18%, down from 1.71% at December 2020 and 1.27% at September 2021.

Other

The Other segment included $5 million of valuation gains on private equity investments during the quarter, of which $1 million is attributable to noncontrolling interests. The effective tax rate decreased during the quarter, primarily due to a large tax benefit recognized for share-based compensation that vested during the period.

In December, the Board of Directors increased the quarterly dividend 31% to $0.34 per share and authorized share repurchases of up to $1 billion, which replaced the previous authorization. As of January 25, 2022, $1 billion remained available under the authorization. At the end of the quarter, the total capital ratio was 26.9%(3) and the tier 1 leverage ratio was 12.1%(3), both well above the regulatory requirements.

A conference call to discuss the results will take place tomorrow morning, Thursday, January 27, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-732-5617 (conference code: 22015077). An audio replay of the call will be available at the same location until April 29, 2022.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,500 financial advisors. Total client assets are $1.26 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions (including our acquisition of Charles Stanley Group PLC completed on January 21, 2022 as well as our proposed acquisition of TriState Capital Holdings, Inc.), anticipated results of litigation, regulatory developments, and general economic conditions. In addition, any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal First Quarter of 2022	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Net revenues	$2,781	$2,222	$2,695	25%	3%
Pre-tax income	$558	$399	$560	40%	—%
Net income	$446	$312	$429	43%	4%

Earnings per common share: (4) (5)
Basic	$2.16	$1.52	$2.08	42%	4%
Diluted	$2.10	$1.48	$2.02	42%	4%

Non-GAAP measures: (2)
Adjusted pre-tax income	$564	$401	$570	41%	(1)%
Adjusted net income	$451	$314	$437	44%	3%
Adjusted earnings per common share - basic (4) (5)	$2.18	$1.53	$2.12	42%	3%
Adjusted earnings per common share - diluted (4) (5)	$2.12	$1.49	$2.06	42%	3%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2022

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Asset management and related administrative fees	$1,382	$1,067	$1,366	30%	1%
Brokerage revenues:
Securities commissions	425	381	412	12%	3%
Principal transactions	133	147	129	(10)%	3%
Total brokerage revenues	558	528	541	6%	3%
Account and service fees	177	145	170	22%	4%
Investment banking	425	261	364	63%	17%
Interest income	225	203	215	11%	5%
Other (6)	51	56	74	(9)%	(31)%
Total revenues	2,818	2,260	2,730	25%	3%
Interest expense	(37)	(38)	(35)	(3)%	6%
Net revenues	2,781	2,222	2,695	25%	3%
Non-interest expenses:
Compensation, commissions and benefits	1,884	1,500	1,774	26%	6%
Non-compensation expenses:
Communications and information processing	112	99	114	13%	(2)%
Occupancy and equipment	59	57	60	4%	(2)%
Business development	35	23	36	52%	(3)%
Investment sub-advisory fees	38	28	37	36%	3%
Professional fees	26	30	32	(13)%	(19)%
Bank loan provision/(benefit) for credit losses	(11)	14	5	NM	NM
Acquisition-related expenses (7)	6	2	10	200%	(40)%
Other (6)	74	70	67	6%	10%
Total non-compensation expenses	339	323	361	5%	(6)%
Total non-interest expenses	2,223	1,823	2,135	22%	4%
Pre-tax income	558	399	560	40%	—%
Provision for income taxes	112	87	131	29%	(15)%
Net income	$446	$312	$429	43%	4%

Earnings per common share – basic (4) (5)	$2.16	$1.52	$2.08	42%	4%
Earnings per common share – diluted (4) (5)	$2.10	$1.48	$2.02	42%	4%
Weighted-average common shares outstanding – basic (4)	206.3	205.2	205.5	1%	—%
Weighted-average common and common equivalent shares outstanding – diluted (4)	212.4	209.6	211.7	1%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2022	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	December 31, 2021		December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Total assets	$68,461		$53,657	$61,891	28%	11%
Total equity attributable to Raymond James Financial, Inc.	$8,600		$7,363	$8,245	17%	4%
Book value per share (4) (8)	$41.45		$35.73	$40.08	16%	3%
Tangible book value per share (2) (4) (8)	$37.55		$31.95	$36.11	18%	4%

Capital ratios:
Tier 1 capital	25.8%	(3)	23.4%	25.0%
Total capital	26.9%	(3)	24.6%	26.2%
Tier 1 leverage	12.1%	(3)	12.9%	12.6%

	Three months ended
	December 31, 2021	December 31, 2020	September 30, 2021
Return on equity (9)	21.2%	17.2%	21.3%
Adjusted return on equity (2) (9)	21.4%	17.3%	21.7%
Return on tangible common equity (2) (9)	23.4%	19.0%	23.7%
Adjusted return on tangible common equity (2) (9)	23.7%	19.1%	24.1%
Pre-tax margin (10)	20.1%	18.0%	20.8%
Adjusted pre-tax margin (2) (10)	20.3%	18.0%	21.2%
Total compensation ratio (11)	67.7%	67.5%	65.8%
Effective tax rate	20.1%	21.8%	23.4%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Client assets under administration	$1,257.8	$1,024.8	$1,178.7	23%	7%
Private Client Group assets under administration	$1,199.8	$974.2	$1,115.4	23%	8%
Private Client Group assets in fee-based accounts	$677.8	$532.7	$627.1	27%	8%
Financial assets under management	$203.2	$169.6	$191.9	20%	6%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Raymond James Bank Deposit Program (“RJBDP”): (12)
Raymond James Bank	$33,097	$26,697	$31,410	24%	5%
Third-party banks	24,316	26,142	24,496	(7)%	(1)%
Subtotal RJBDP	57,413	52,839	55,906	9%	3%
Client Interest Program	16,065	8,769	10,762	83%	49%
Total clients’ domestic cash sweep balances	$73,478	$61,608	$66,668	19%	10%

	Three months ended
	December 31, 2021	December 31, 2020	September 30, 2021
Average yield on RJBDP - third-party banks (13)	0.28%	0.31%	0.29%

Private Client Group financial advisors	As of			% change from
	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Employees	3,447	3,387	3,461	2%	—%
Independent contractors	5,017	4,846	5,021	4%	—%
Total advisors	8,464	8,233	8,482	3%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal First Quarter of 2022	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	December 31, 2021			December 31, 2020			September 30, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$6,076	$3	0.18%	$5,712	$4	0.25%	$5,601	$3	0.19%
Assets segregated for regulatory purposes and restricted cash	13,011	4	0.12%	5,816	3	0.21%	9,994	4	0.14%
Available-for-sale securities	8,511	22	1.02%	7,478	23	1.21%	8,285	21	1.04%
Brokerage client receivables	2,484	21	3.35%	2,082	18	3.48%	2,452	21	3.34%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans	8,581	55	2.49%	7,535	51	2.63%	8,295	52	2.46%
Commercial real estate (“CRE”) loans	2,941	20	2.67%	2,582	17	2.59%	2,817	18	2.54%
Real estate investment trust (“REIT”) loans	1,133	7	2.56%	1,235	8	2.43%	1,223	7	2.47%
Tax-exempt loans (14)	1,297	8	3.19%	1,237	8	3.35%	1,321	9	3.21%
Residential mortgage loans	5,451	37	2.68%	5,001	35	2.77%	5,305	37	2.70%
Securities-based loans and other	6,289	35	2.20%	4,286	25	2.29%	5,820	32	2.17%
Loans held for sale	239	2	2.94%	141	1	2.94%	191	1	2.59%
Total bank loans, net	25,931	164	2.52%	22,017	145	2.62%	24,972	156	2.49%
All other interest-earning assets	2,376	11	1.91%	2,288	10	2.00%	2,218	10	1.70%
Total interest-earning assets	$58,389	$225	1.53%	$45,393	$203	1.78%	$53,522	$215	1.59%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$31,894	$2	0.02%	$26,637	$1	0.02%	$30,218	$2	0.02%
Certificates of deposit	843	4	1.87%	952	5	1.93%	885	4	1.90%
Total bank deposits	32,737	6	0.07%	27,589	6	0.09%	31,103	6	0.07%
Brokerage client payables	14,300	1	0.03%	7,324	1	0.06%	11,427	—	0.03%
Other borrowings	857	5	2.20%	866	5	2.19%	859	5	2.21%
Senior notes payable	2,037	23	4.44%	2,045	24	4.70%	2,037	23	4.44%
All other interest-bearing liabilities	650	2	1.16%	574	2	1.14%	568	1	0.13%
Total interest-bearing liabilities	$50,581	$37	0.28%	$38,398	$38	0.39%	$45,994	$35	0.30%
Net interest income		$188			$165			$180

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2022	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Net revenues:
Private Client Group	$1,839	$1,467	$1,801	25%	2%
Capital Markets	614	452	554	36%	11%
Asset Management	236	195	238	21%	(1)%
Raymond James Bank	183	167	176	10%	4%
Other (15)	(15)	4	(2)	NM	(650)%
Intersegment eliminations	(76)	(63)	(72)	(21)%	(6)%
Total net revenues	$2,781	$2,222	$2,695	25%	3%

Pre-tax income/(loss):
Private Client Group	$195	$140	$222	39%	(12)%
Capital Markets	201	129	183	56%	10%
Asset Management	107	83	114	29%	(6)%
Raymond James Bank	102	71	81	44%	26%
Other (15)	(47)	(24)	(40)	(96)%	(18)%
Pre-tax income	$558	$399	$560	40%	—%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2022	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Asset management and related administrative fees	$1,162	$885	$1,142	31%	2%
Brokerage revenues:
Mutual and other fund products	171	148	172	16%	(1)%
Insurance and annuity products	111	98	118	13%	(6)%
Equities, ETFs and fixed income products	115	107	100	7%	15%
Total brokerage revenues	397	353	390	12%	2%
Account and service fees:
Mutual fund and annuity service fees	114	94	110	21%	4%
RJBDP fees: (12)
Third-party banks	17	21	18	(19)%	(6)%
Raymond James Bank	50	43	49	16%	2%
Client account and other fees	49	32	44	53%	11%
Total account and service fees	230	190	221	21%	4%
Investment banking	13	6	14	117%	(7)%
Interest income	33	30	32	10%	3%
All other	7	5	5	40%	40%
Total revenues	1,842	1,469	1,804	25%	2%
Interest expense	(3)	(2)	(3)	50%	—%
Net revenues	1,839	1,467	1,801	25%	2%
Non-interest expenses:
Financial advisor compensation and benefits	1,187	931	1,151	27%	3%
Administrative compensation and benefits	283	249	255	14%	11%
Total compensation, commissions and benefits	1,470	1,180	1,406	25%	5%
Non-compensation expenses	174	147	173	18%	1%
Total non-interest expenses	1,644	1,327	1,579	24%	4%
Pre-tax income	$195	$140	$222	39%	(12)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2022	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Brokerage revenues:
Fixed income	$120	$131	$118	(8)%	2%
Equity	39	42	33	(7)%	18%
Total brokerage revenues	159	173	151	(8)%	5%
Investment banking:
Merger & acquisition and advisory	271	149	215	82%	26%
Equity underwriting	97	60	89	62%	9%
Debt underwriting	44	46	46	(4)%	(4)%
Total investment banking	412	255	350	62%	18%
Interest income	5	3	4	67%	25%
Tax credit fund revenues	35	16	48	119%	(27)%
All other	5	7	4	(29)%	25%
Total revenues	616	454	557	36%	11%
Interest expense	(2)	(2)	(3)	—%	(33)%
Net revenues	614	452	554	36%	11%
Non-interest expenses:
Compensation, commissions and benefits	331	252	288	31%	15%
Acquisition-related expenses (7)	4	—	3	NM	33%
Other non-compensation expenses	78	71	80	10%	(3)%
Total non-interest expenses	413	323	371	28%	11%
Pre-tax income	$201	$129	$183	56%	10%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2022	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Asset management and related administrative fees:
Managed programs	$151	$129	$156	17%	(3)%
Administration and other	76	59	74	29%	3%
Total asset management and related administrative fees	227	188	230	21%	(1)%
Account and service fees	6	4	5	50%	20%
All other	3	3	3	—%	—%
Net revenues	236	195	238	21%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	46	45	44	2%	5%
Non-compensation expenses	83	67	80	24%	4%
Total non-interest expenses	129	112	124	15%	4%
Pre-tax income	$107	$83	$114	29%	(6)%

Raymond James Bank

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Interest income	$187	$168	$179	11%	4%
Interest expense	(10)	(11)	(10)	(9)%	—%
Net interest income	177	157	169	13%	5%
All other	6	10	7	(40)%	(14)%
Net revenues	183	167	176	10%	4%
Non-interest expenses:
Compensation and benefits	13	12	13	8%	—%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	(11)	14	5	NM	NM
RJBDP fees to Private Client Group (12)	50	43	49	16%	2%
All other	29	27	28	7%	4%
Total non-compensation expenses	68	84	82	(19)%	(17)%
Total non-interest expenses	81	96	95	(16)%	(15)%
Pre-tax income	$102	$71	$81	44%	26%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2022	(Unaudited)

Other

	Three months ended			% change from
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Revenues:
Interest income	$1	$3	$2	(67)%	(50)%
Gains on private equity investments (6)	5	24	18	(79)%	(72)%
All other	2	1	(1)	100%	NM
Total revenues	8	28	19	(71)%	(58)%
Interest expense	(23)	(24)	(21)	(4)%	10%
Net revenues	(15)	4	(2)	NM	(650)%
Non-interest expenses:
Compensation and all other (6)	30	26	31	15%	(3)%
Acquisition-related expenses (7)	2	2	7	—%	(71)%
Total non-interest expenses	32	28	38	14%	(16)%
Pre-tax loss	$(47)	$(24)	$(40)	(96)%	(18)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal First Quarter of 2022	(Unaudited)

The following metrics are attributable to our Raymond James Bank banking subsidiary, which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	December 31, 2021		December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Total assets	$38,107		$31,580	$36,481	21%	4%
Total equity	$2,597		$2,364	$2,594	10%	—%
Bank loans, net	$26,132		$21,957	$24,994	19%	5%
Bank loan allowance for credit losses	$308		$378	$320	(19)%	(4)%
Bank loan allowance for credit losses as a % of loans held for investment	1.18%		1.71%	1.27%
Total nonperforming assets	$74		$28	$74	164%	—%
Nonperforming assets as a % of total assets	0.19%		0.09%	0.20%
Total criticized loans	$735		$899	$824	(18)%	(11)%
Criticized loans as a % of loans held for investment	2.75%		4.06%	3.27%

Capital ratios:
Tier 1 capital	13.3%	(3)	13.1%	13.4%
Total capital	14.6%	(3)	14.4%	14.6%
Tier 1 leverage	7.2%	(3)	7.5%	7.4%

	Three months ended				% change from
$ in millions	December 31, 2021		December 31, 2020	September 30, 2021	December 31, 2020	September 30, 2021
Bank loan provision/(benefit) for credit losses	$(11)		$14	$5	NM	NM
Net charge-offs	$1		$—	$7	NM	(86)%
Net interest margin (net yield on interest-earning assets)	1.92%		2.02%	1.92%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended
$ in millions, except per share amounts	December 31, 2021	December 31, 2020	September 30, 2021
Net income	$446	$312	$429
Non-GAAP adjustments:
Acquisition-related expenses (7)	6	2	10
Pre-tax impact of non-GAAP adjustments	6	2	10
Tax effect of non-GAAP adjustments	(1)	—	(2)
Total non-GAAP adjustments, net of tax	5	2	8
Adjusted net income	$451	$314	$437

Pre-tax income	$558	$399	$560
Pre-tax impact of non-GAAP adjustments (as detailed above)	6	2	10
Adjusted pre-tax income	$564	$401	$570

Pre-tax margin (10)	20.1%	18.0%	20.8%
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.2%	—%	0.4%
Total non-GAAP adjustments	0.2%	—%	0.4%
Adjusted pre-tax margin (10)	20.3%	18.0%	21.2%

Earnings per common share: (4) (5)
Basic	$2.16	$1.52	$2.08
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.03	0.01	0.05
Tax effect of non-GAAP adjustments	(0.01)	—	(0.01)
Total non-GAAP adjustments, net of tax	0.02	0.01	0.04
Adjusted basic	$2.18	$1.53	$2.12

Diluted	$2.10	$1.48	$2.02
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.03	0.01	0.05
Tax effect of non-GAAP adjustments	(0.01)	—	(0.01)
Total non-GAAP adjustments, net of tax	0.02	0.01	0.04
Adjusted diluted	$2.12	$1.49	$2.06

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	December 31, 2021	December 31, 2020	September 30, 2021
Total equity attributable to Raymond James Financial, Inc.	$8,600	$7,363	$8,245
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	874	834	882
Deferred tax liabilities, net	(65)	(56)	(64)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,791	$6,585	$7,427
Common shares outstanding (4)	207.5	206.1	205.7
Book value per share (4) (8)	$41.45	$35.73	$40.08
Tangible book value per share (4) (8)	$37.55	$31.95	$36.11

Return on equity	Three months ended
$ in millions	December 31, 2021	December 31, 2020	September 30, 2021
Average equity (16)	$8,423	$7,239	$8,054
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (7)	3	1	5
Tax effect of non-GAAP adjustments	(1)	—	(1)
Adjusted average equity (16)	$8,425	$7,240	$8,058

Average equity (16)	$8,423	$7,239	$8,054
Less:
Average goodwill and identifiable intangible assets, net	878	717	872
Average deferred tax liabilities, net	(64)	(45)	(60)
Average tangible common equity (16)	$7,609	$6,567	$7,242
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (7)	3	1	5
Tax effect of non-GAAP adjustments	(1)	—	(1)
Adjusted average tangible common equity (16)	$7,611	$6,568	$7,246

Return on equity (9)	21.2%	17.2%	21.3%
Adjusted return on equity (9)	21.4%	17.3%	21.7%
Return on tangible common equity (9)	23.4%	19.0%	23.7%
Adjusted return on tangible common equity (9)	23.7%	19.1%	24.1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2022                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(3)	Estimated.

(4)	During our fiscal fourth quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, paid on September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split.

(5)	Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(6)
Other revenues included $5 million, $24 million and $18 million of private equity gains for the three months ended December 31, 2021, December 31, 2020, and September 30, 2021, respectively, which were included in our Other segment. Of these amounts, $1 million, $10 million, and $5 million for the three months ended December 31, 2021, December 31, 2020, and September 30, 2021, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

(7)	Acquisition-related expenses in our Other segment primarily included professional and integration expenses associated with our acquisition of Charles Stanley Group PLC, which was completed in January 2022, and our announced acquisition of TriState Capital Holdings, Inc., which we expect to close in fiscal 2022. Acquisition-related expenses in our Capital Markets segment included amortization expense related to intangible assets with short useful lives associated with our Financo, LLC and Cebile Capital acquisitions, which were completed in fiscal 2021.

(8)	Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(9)	Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

(10)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(11)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

(12)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by the Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

(13)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(14)	The average yield is presented on a tax-equivalent basis for each respective period.

(15)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on our public debt.

(16)
Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.